SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest
event reported) March 9, 2011
American International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038

(address of principal executive offices)
(212) 770-7000

(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
          The information set forth under Item 3.03 below of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
Section 3 — Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders.
          On March 9, 2011, the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) adopted a Tax Asset Protection Plan (the “Plan”). The purpose of the Plan is to help protect AIG’s ability to recognize certain tax benefits in future periods from net unrealized built-in losses and other tax attributes (the “Tax Benefits”). AIG’s use of the Tax Benefits in the future may be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an ownership change will occur when the percentage of AIG’s ownership (by value) of one or more “5-percent shareholders” (as defined in the Internal Revenue Code of 1986, as amended) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis).
          The Plan is designed to reduce the likelihood that AIG will experience an ownership change by (i) discouraging any person or group from becoming a 4.99 percent shareholder and (ii) discouraging any existing 4.99 percent shareholder from acquiring additional shares of AIG stock. There is no guarantee, however, that the Plan will prevent AIG from experiencing an ownership change.
          In connection with the adoption of the Plan, on March 9, 2011, the Board declared a dividend payable of one right (a “Right”) for each outstanding share of AIG common stock, par value $2.50 per share (“Common Stock”), held of record as of the close of business on March 18, 2011 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined below) and thereafter pursuant to options, warrants and convertible securities outstanding at the Separation Time. Each Right entitles its registered holder to purchase from AIG, at or after the Separation Time, one ten-thousandth of a share of Participating Preferred Stock, par value $5.00 per share (“Participating Preferred Stock”), for $185.00 (the “Exercise Price”), subject to adjustment.
          The Rights will be evidenced by either the registration of shares of Common Stock on the stock transfer books of AIG or by Common Stock certificates, if issued, until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board may from time to time fix) after the date on which any Person (as defined in the Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person (as defined below) and (ii) the Flip-in Date (as defined below); provided, however, that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed never to have been made. A “Flip-in Date” will occur on the Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A “Stock Acquisition Date” means the date on which AIG announces that a person or group has acquired 4.99 percent or more of Common Stock and become an Acquiring Person for purposes of the Plan. An “Acquiring Person” is any Person having Beneficial Ownership (as defined in the Plan) of 4.99 percent or more of the outstanding shares of Common Stock, but does not include (i) AIG, any majority-owned subsidiary of AIG or any employee stock ownership or other employee benefit plan of AIG, (ii) any Person who is the Beneficial Owner of 4.99 percent or more of the outstanding Common Stock as of the date of the public announcement of the Plan until such time as such Person acquires additional Common Stock, other than through a dividend or stock split, (iii) any Person who becomes the Beneficial Owner of 4.99 percent or more of the outstanding shares of Common Stock after the time of the first public announcement of the Plan solely as a result of (A) an acquisition by AIG of shares of Common Stock, (B) an acquisition directly from AIG in a transaction which duly authorized officers of AIG have determined shall not result in the creation of an Acquiring Person under the Plan, or (C) an acquisition of Common Stock (or any security convertible into or exchangeable for Common Stock) by any underwriter, dealer or initial purchaser from the United States Department of the Treasury for resale in a transaction contemplated by the Registration Rights Agreement, dated January 14, 2011, as amended from time to time, between AIG and the United States Department of the Treasury, until, in each case, such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 4.99 percent or more of the outstanding shares of Common Stock, (iv) any Person who the Board determines has inadvertently become the Beneficial Owner of 4.99 percent or more of the outstanding Common Stock if such Person promptly divests sufficient securities such that such 4.99 percent or greater Beneficial Ownership ceases or (v) any Person who the Board exempts upon receiving, at the Board’s request, a report from AIG’s advisors to the effect that the proposed transaction does not create a significant risk of material adverse tax consequences to AIG, or which the Board determines is otherwise in the best interests of AIG. The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock, and will be evidenced by either the registration of the Common Stock on the stock transfer books of AIG, or a certificate for Common Stock, if issued. Following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.
          The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on March 9, 2014, provided that the Board may determine to extend this Plan prior to such anniversary as long as the extension is submitted to the shareholders of AIG for ratification at the next succeeding annual meeting, (iii) the date on which the Rights are redeemed as described below and (iv) the time at which the Board determines the Tax Benefits are utilized in all material respects or are no longer available (in any such case, the “Expiration Time”).
          The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.
          In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from AIG, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of Common Stock having an aggregate Market Price (as defined in the Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50 percent of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.
          Whenever AIG shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, AIG, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one ten-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.
          The Board may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.001 per Right (the “Redemption Price”) as provided in the Plan. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held. The Board may amend the Plan at any time and in any manner.
          The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of AIG, including, without limitation, the right to vote or to receive dividends.
           As of February 28, 2011, there were 1,803,372,749 shares of Common Stock issued (of which 1,796,711,841 shares were outstanding and 6,660,908 shares were held in treasury). As long as the Rights are attached to the

Common Stock, AIG will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.
          The Plan (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached as Exhibit 4.1 hereto and is incorporated into this Item 3.03 by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Plan and the exhibits thereto.
Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On March 9, 2011, AIG filed with the Secretary of State of the State of Delaware a Certificate of Designation and Terms to its Amended and Restated Certificate of Incorporation establishing the terms of the Participating Preferred Stock (a copy of which is attached as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference).
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
3.1	American International Group, Inc. Certificate of Designation and Terms of Participating Preferred Stock.
4.1	Tax Asset Protection Plan, dated as of March 9, 2011 between American International Group, Inc. and Wells Fargo Bank, National Association, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise.
99.1	Press release of American International Group, Inc., dated March 9, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
By	/s/ Kathleen E. Shannon
	Name:	Kathleen E. Shannon
	Title:	Senior Vice President and Deputy General Counsel

Date: March 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	American International Group, Inc. Certificate of Designation and Terms of Participating Preferred Stock.

4.1	Tax Asset Protection Plan, dated as of March 9, 2011 between American International Group, Inc. and Wells Fargo Bank, National Association, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of American International Group, Inc.

99.1	Press release of American International Group, Inc., dated March 9, 2011.